Visa Inc. Reports Fiscal Fourth Quarter and Full-Year 2022 Results
San Francisco, CA, October 25, 2022 – Visa Inc. (NYSE: V)
Fiscal Fourth Quarter Results:
•GAAP net income of $3.9B or $1.86 per share and non-GAAP net income of $4.1B or $1.93 per share
•Net revenues of $7.8B, an increase of 19%, or 23% on a constant-dollar basis
Fiscal Full-Year Results:
•GAAP net income of $15.0B or $7.00 per share and non-GAAP net income of $16.0B or $7.50 per share
•Net revenues of $29.3B, an increase of 22%, or 24% on a constant-dollar basis
Other Highlights:
•Fiscal fourth quarter payments volume and processed transaction growth remained strong, while cross-border volume continued to recover
•Returned $2.9B and $14.8B of capital to shareholders for fiscal fourth quarter and full-year, respectively, in the form of share repurchases and dividends
•The board of directors increased Visa's quarterly cash dividend 20% to $0.45 per share and authorized a new $12.0B share repurchase program

Income Statement Summary
In billions, except percentages and per share data. % change is calculated over the comparable prior-year period.	Q4 2022		Full-Year 2022		Alfred F. Kelly, Jr., Chairman and Chief Executive Officer, Visa Inc., commented on the results:
	USD	% Change	USD	% Change
Net Revenues	$7.8	19%	$29.3	22%
GAAP Net Income	$3.9	10%	$15.0	21%
"In Visa’s fiscal fourth quarter, we saw a continuation of many of the spending trends present throughout 2022: strength in consumer payments, resilience in eCommerce and ongoing recovery in cross-border travel. These trends contributed to robust full-year 2022 results, with net revenues, net income and EPS all up more than 20% year-over-year, despite broader macroeconomic uncertainty and geopolitical turmoil. As we look ahead, while some short-term uncertainty exists, we remain confident in Visa's long-term growth trajectory across consumer payments, new flows and value added services."

GAAP Earnings Per Share	$1.86	13%	$7.00	24%
Non-GAAP Net Income(1)	$4.1	16%	$16.0	24%
Non-GAAP Earnings Per Share(1)	$1.93	19%	$7.50	27%
(1) Refer to the accompanying financial tables for further details and a reconciliation of the GAAP to non-GAAP measures presented.

Key Business Drivers
YoY increase / (decrease), volume in constant dollars	Q4 2022		Full-Year 2022
Payments Volume	10%		15%
Cross-Border Volume Excluding Intra-Europe(2)	49%		49%
Cross-Border Volume Total	36%		38%
Processed Transactions	12%		17%
(2) Cross-border volume excluding transactions within Europe.

Fiscal Fourth Quarter 2022 — Financial Highlights(1)

GAAP net income in the fiscal fourth quarter was $3.9 billion or $1.86 per share, an increase of 10% and 13%, respectively, over prior year’s results. Current year’s results included $122 million of net losses from equity investments and $68 million from the amortization of acquired intangible assets and non-recurring acquisition-related costs. Prior year’s results included $101 million of net gains from equity investments and $21 million from the amortization of acquired intangible assets and non-recurring acquisition-related costs. Excluding these items and related tax impacts, non-GAAP net income for the quarter was $4.1 billion or $1.93 per share, increases of 16% and 19%, respectively, over prior year’s results (refer to the accompanying financial tables for further details and a reconciliation of the GAAP to non-GAAP measures presented). GAAP earnings per share growth was approximately 17% on a constant-dollar basis, which excludes the impact of foreign currency fluctuations against the U.S. dollar. Non-GAAP earnings per share growth was approximately 23% on a constant-dollar basis. All references to earnings per share assume fully-diluted class A share count.

Net revenues in the fiscal fourth quarter were $7.8 billion, an increase of 19%, driven by the year-over-year growth in payments volume, cross-border volume and processed transactions. Net revenues increased 23% on a constant-dollar basis.

Payments volume for the three months ended June 30, 2022, on which fiscal fourth quarter service revenues are recognized, increased 12% over the prior year on a constant-dollar basis.

Payments volume for the three months ended September 30, 2022 increased 10% over the prior year on a constant-dollar basis.

Cross-border volume excluding transactions within Europe, which drives our international transaction revenues, increased 49% on a constant-dollar basis for the three months ended September 30, 2022. Total cross-border volume on a constant-dollar basis increased 36% in the quarter.

Total processed transactions, which represent transactions processed by Visa, for the three months ended September 30, 2022, were 50.9 billion, a 12% increase over the prior year.

Fiscal fourth quarter service revenues were $3.5 billion, an increase of 11% over the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 10% over the prior year to $3.8 billion. International transaction revenues grew 52% over the prior year to $2.9 billion. Other revenues of $551 million rose 13% over the prior year. Client incentives, a contra-revenue item, were $2.9 billion and represented 26.9% of gross revenues.

GAAP operating expenses were $2.7 billion for the fiscal fourth quarter, a 20% increase over the prior year's results, primarily driven by increases in personnel and general and administrative expenses. GAAP operating expenses included the amortization of acquired intangible assets and non-recurring acquisition-related costs in the current and prior year. Excluding these operating expense items, non-GAAP operating expenses increased 18% over the prior year, primarily driven by increases in personnel and general and administrative expenses.

GAAP non-operating expense was $219 million for the fiscal fourth quarter, including $122 million of net equity investment losses. Excluding this item, non-GAAP non-operating expense was $97 million.

GAAP effective income tax rate was 19.1% for the quarter ended September 30, 2022, including the tax impacts from the non-GAAP items. Excluding these items, the non-GAAP effective income tax rate was 19.1% for the quarter ended September 30, 2022.

Cash, cash equivalents and investment securities were $20.7 billion at September 30, 2022.

The weighted-average number of diluted shares of class A common stock outstanding was 2.12 billion for the quarter ended September 30, 2022.
(1)As previously disclosed, in March 2022, we suspended our operations in Russia and therefore our financial highlights from April 2022 through September 2022 do not include Russia-related results.

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Fiscal Full-Year 2022 — Financial Highlights(1)

GAAP net income in the fiscal full-year 2022 was $15.0 billion or $7.00 per share, an increase of 21% and 24%, respectively, over prior year’s results. Current year’s results included a special item of $861 million for a litigation provision associated with the interchange multidistrict litigation ("MDL") case, $264 million of net losses from equity investments, $189 million from the amortization of acquired intangible assets and non-recurring acquisition-related costs and $60 million from the Russia-Ukraine charges. Prior year’s results included a $1.0 billion tax charge pertaining to a special item for remeasurement of deferred tax balances, $712 million of net gains from equity investments, $152 million from a special item for additional indirect taxes related to prior periods and $72 million from the amortization of acquired intangible assets and non-recurring acquisition-related costs. Excluding these items and related tax impacts, non-GAAP net income for the year was $16.0 billion or $7.50 per share, increases of 24% and 27%, respectively, over prior year’s results (refer to the accompanying financial tables for further details and a reconciliation of the GAAP to non-GAAP measures presented). GAAP earnings per share growth was approximately 27% on a constant-dollar basis, which excludes the impact of foreign currency fluctuations against the U.S. dollar. Non-GAAP earnings per share growth was approximately 29% on a constant-dollar basis. All references to earnings per share assume fully-diluted class A share count.

Net revenues in the fiscal full-year 2022 were $29.3 billion, an increase of 22%, driven by the year-over-year growth in payments volume, cross-border volume and processed transactions. Net revenues increased 24% on a constant-dollar basis.

Payments volume for the twelve months ended September 30, 2022 increased 15% over the prior year on a constant-dollar basis.

Cross-border volume excluding transactions within Europe, which drives our international transaction revenues, increased 49% on a constant-dollar basis for the twelve months ended September 30, 2022. Total cross-border volume on a constant-dollar basis increased 38% for the fiscal year.

Total processed transactions, which represent transactions processed by Visa, for the twelve months ended September 30, 2022, were 192.5 billion, a 17% increase over the prior year.

Fiscal full-year 2022 service revenues were $13.4 billion, an increase of 16% over the prior year. Data processing revenues rose 13% over the prior year to $14.4 billion. International transaction revenues grew 50% over the prior year to $9.8 billion. Other revenues of $2.0 billion rose 19% over the prior year. Client incentives, a contra-revenue item, were $10.3 billion and represented 26.0% of gross revenues.

GAAP operating expenses were $10.5 billion for the fiscal full-year 2022, a 26% increase over the prior year's results, primarily driven by increases in the litigation provision and personnel expenses. GAAP operating expenses included the special item related to the litigation provision associated with the MDL case and the Russia-Ukraine charges in the current year, the amortization of acquired intangible assets and non-recurring acquisition-related costs in the current and prior year, and the special item related to the additional indirect taxes for the prior year. Excluding these operating expense items, non-GAAP operating expenses increased 16% over the prior year, primarily driven by increases in personnel and general and administrative expenses.

GAAP non-operating expense was $677 million for the fiscal full-year 2022, including $264 million of net equity investment losses. Excluding this item, non-GAAP non-operating expense was $413 million.

GAAP effective income tax rate was 17.5% for the fiscal full-year 2022, including the tax impacts from the non-GAAP items. Excluding these items, the non-GAAP effective income tax rate was 17.8% for the fiscal full-year ended September 30, 2022. GAAP and non-GAAP tax rates benefited from the resolution of certain U.S. state and foreign tax matters related primarily to prior years.

The weighted-average number of diluted shares of class A common stock outstanding was 2.14 billion for the fiscal full-year ended September 30, 2022.
(1)As previously disclosed, in March 2022, we suspended our operations in Russia and therefore our financial highlights from April 2022 through September 2022 do not include Russia-related results.

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Other Notable Items

During the three months ended September 30, 2022, Visa repurchased 10.8 million shares of class A common stock at an average price of $197.50 per share for $2.1 billion. In the twelve months ended September 30, 2022, Visa repurchased a total of 56.2 million shares of class A common stock at an average price of $205.97 per share, using $11.6 billion of cash on hand. The Company had $5.1 billion of remaining authorized funds for share repurchase as of September 30, 2022.

In October, the board of directors authorized a new $12.0 billion class A common stock share repurchase program. The board of directors also declared an increase to Visa's quarterly cash dividend to $0.45 per share of class A common stock (determined in the case of class B and C common stock and series A, B and C convertible participating preferred stock on an as-converted basis) payable on December 1, 2022, to all holders of record as of November 11, 2022.

Fiscal Fourth Quarter and Full-Year 2022 Earnings Results Call Details

Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information and operational performance data, is available on the Visa Investor Relations website at investor.visa.com.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, our future operations, prospects, developments, strategies, business growth and anticipated timing and benefits of our acquisitions. Forward-looking statements generally are identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “projects,” “outlook,” “could,” “should,” “will,” “continue” and other similar expressions. All statements other than statements of historical fact could be forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict.
Actual results could differ materially from those expressed in, or implied by, our forward-looking statements due to a variety of factors, including, but not limited to:
•impact of global economic, political, market, health and social events or conditions, including the war in Ukraine and the sanctions and other measures being imposed in response, and the ongoing effects of the COVID-19 pandemic, including the reopening of borders and resumption of international travel;
•increased oversight and regulation of the global payments industry and our business;
•impact of government-imposed obligations and/or restrictions on international payment systems;
•outcome of tax, litigation and governmental investigation matters;
•increasingly intense competition in the payments industry, including competition for our clients and merchants;
•proliferation and continuous evolution of new technologies and business models in the payments industry;
•continued efforts to lower acceptance costs and challenge industry practices;
•our ability to maintain relationships with our clients, acquirers, processors, merchants, payments facilitators, ecommerce platforms, fintechs and other third parties;
•brand or reputational damage;
•exposure to loss or illiquidity due to settlement guarantees;
•a disruption, failure, breach or cyber-attack of our networks or systems;
•risks, uncertainties and the failure to achieve the anticipated benefits with respect to our acquisitions, joint ventures and other strategic investments; and
•other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2021, and our subsequent reports on Forms 10-Q and
8-K.
Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise.

About Visa Inc.

Visa (NYSE: V) is a world leader in digital payments, facilitating payments transactions between consumers, merchants, financial institutions and government entities across more than 200 countries and territories. Our mission is to connect the world through the most innovative, convenient, reliable and secure payments network, enabling individuals, businesses and economies to thrive. We believe that economies that include everyone everywhere, uplift everyone everywhere and see access as foundational to the future of money movement. Learn more at Visa.com.

Contacts	Investor Relations Jennifer Como, 650-432-7644 InvestorRelations@visa.com	Media Relations Andy Gerlt, 650-432-2990 Press@visa.com

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Fiscal Fourth Quarter and Full-Year 2022 — Financial Summary

INCOME STATEMENT SUMMARY

	Three Months Ended September 30, 2022		Twelve Months Ended September 30, 2022

	USD	YoY Change	USD	YoY Change
	(in millions, except percentages and per share data)
GAAP
Revenues
Service revenues	$3,458	11%	$13,361	16%
Data processing revenues	3,765	10%	14,438	13%
International transaction revenues	2,873	52%	9,815	50%
Other revenues	551	13%	1,991	19%
Client incentives	(2,860)	20%	(10,295)	23%
Net revenues	7,787	19%	29,310	22%

Total operating expenses	$2,700	20%	$10,497	26%
Non-operating income (expense)	(219)	NM	(677)	(361%)
Effective income tax rate	19.1%	2 ppt	17.5%	(6 ppt)
Net income	$3,940	10%	$14,957	21%

Earnings per share	$1.86	13%	$7.00	24%

Non-GAAP(1)
Total operating expenses	$2,632	18%	$9,387	16%
Non-operating income (expense)	(97)	(17%)	(413)	(9%)
Effective income tax rate	19.1%	3 ppt	17.8%	1 ppt
Net income	$4,091	16%	$16,034	24%

Earnings per share	$1.93	19%	$7.50	27%

(1) Refer to the accompanying financial tables for further details and a reconciliation of the GAAP to non-GAAP measures presented.
NM - Not Meaningful

KEY BUSINESS DRIVERS

	Three Months Ended September 30, 2022		Twelve Months Ended September 30, 2022

YoY increase / (decrease)	Constant	Nominal	Constant	Nominal
Payments volume	10%	5%	15%	12%
Cross-border volume excluding intra-Europe(2)	49%	36%	49%	40%
Cross-border volume total	36%	21%	38%	28%
Processed transactions	12%	12%	17%	17%

(2) Cross-border volume excluding transactions within Europe.

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Visa Inc. Consolidated Balance Sheets (unaudited)

	September 30,
	2022	2021
	(in millions, except per share data)
Assets
Cash and cash equivalents	$15,689	$16,487
Restricted cash equivalents—U.S. litigation escrow	1,449	894
Investment securities	2,833	2,025
Settlement receivable	1,932	1,758
Accounts receivable	2,020	1,968
Customer collateral	2,342	2,260
Current portion of client incentives	1,272	1,359
Prepaid expenses and other current assets	2,668	856
Total current assets	30,205	27,607
Investment securities	2,136	1,705
Client incentives	3,348	3,245
Property, equipment and technology, net	3,223	2,715
Goodwill	17,787	15,958
Intangible assets, net	25,065	27,664
Other assets	3,737	4,002
Total assets	$85,501	$82,896
Liabilities
Accounts payable	$340	$266
Settlement payable	3,281	2,443
Customer collateral	2,342	2,260
Accrued compensation and benefits	1,359	1,211
Client incentives	6,099	5,243
Accrued liabilities	3,726	2,334
Current maturities of debt	2,250	999
Accrued litigation	1,456	983
Total current liabilities	20,853	15,739
Long-term debt	20,200	19,978
Deferred tax liabilities	5,332	6,128
Other liabilities	3,535	3,462
Total liabilities	49,920	45,307
Equity
Series A, Series B and Series C convertible participating preferred stock, $0.0001 par value: 25 shares authorized and 5 (Series A less than one, Series B 2, Series C 3) shares issued and outstanding	2,324	3,080
Class A, Class B and Class C common stock and additional paid-in capital, $0.0001 par value: 2,003,341 shares authorized (Class A 2,001,622, Class B 622, Class C 1,097); 1,890 (Class A 1,635, Class B 245, Class C 10) and 1,932 (Class A 1,677, Class B 245, Class C 10) shares issued and outstanding	19,545	18,855
Right to recover for covered losses	(35)	(133)
Accumulated income	16,116	15,351
Accumulated other comprehensive income (loss), net:
Investment securities	(106)	(1)
Defined benefit pension and other postretirement plans	(169)	(49)
Derivative instruments	418	(257)
Foreign currency translation adjustments	(2,512)	743
Total accumulated other comprehensive income (loss), net	(2,369)	436

Total equity	35,581	37,589

Total liabilities and equity	$85,501	$82,896

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Visa Inc. Consolidated Statements of Operations (unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2022	2021	2022	2021
	(in millions, except per share data)
Net revenues	$7,787	$6,559	$29,310	$24,105

Operating Expenses
Personnel	1,356	1,047	4,990	4,240
Marketing	429	457	1,336	1,136
Network and processing	185	192	743	730
Professional fees	163	130	505	403
Depreciation and amortization	226	202	861	804
General and administrative	338	215	1,194	985
Litigation provision	3	1	868	3
Total operating expenses	2,700	2,244	10,497	8,301

Operating income	5,087	4,315	18,813	15,804

Non-operating Income (Expense)
Interest expense	(159)	(125)	(538)	(513)
Investment income (expense) and other	(60)	108	(139)	772
Total non-operating income (expense)	(219)	(17)	(677)	259

Income before income taxes	4,868	4,298	18,136	16,063
Income tax provision	928	714	3,179	3,752
Net income	$3,940	$3,584	$14,957	$12,311

Basic Earnings Per Share
Class A common stock	$1.86	$1.65	$7.01	$5.63
Class B common stock	$2.99	$2.68	$11.33	$9.14
Class C common stock	$7.45	$6.60	$28.03	$22.53

Basic Weighted-average Shares Outstanding
Class A common stock	1,638	1,685	1,651	1,691
Class B common stock	245	245	245	245
Class C common stock	10	10	10	10

Diluted Earnings Per Share
Class A common stock	$1.86	$1.65	$7.00	$5.63
Class B common stock	$2.99	$2.67	$11.31	$9.13
Class C common stock	$7.45	$6.59	$28.00	$22.51

Diluted Weighted-average Shares Outstanding
Class A common stock	2,116	2,175	2,136	2,188
Class B common stock	245	245	245	245
Class C common stock	10	10	10	10

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Visa Inc. Consolidated Statements of Cash Flows (unaudited)

	Twelve Months Ended September 30,
	2022	2021
	(in millions)
Operating Activities
Net income	$14,957	$12,311
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Client incentives	10,295	8,367
Share-based compensation	602	542
Depreciation and amortization of property, equipment, technology and intangible assets	861	804
Deferred income taxes	(336)	873
VE territory covered losses incurred	(43)	(147)
(Gains) losses on equity investments, net	264	(712)
Other	(94)	(109)
Change in operating assets and liabilities:
Settlement receivable	(397)	(468)
Accounts receivable	(97)	(343)
Client incentives	(9,351)	(7,510)
Other assets	(666)	(147)
Accounts payable	67	88
Settlement payable	1,256	679
Accrued and other liabilities	1,055	929
Accrued litigation	476	70
Net cash provided by (used in) operating activities	18,849	15,227

Investing Activities
Purchases of property, equipment and technology	(970)	(705)
Investment securities:
Purchases	(5,997)	(5,111)
Proceeds from maturities and sales	4,585	5,701
Acquisitions, net of cash and restricted cash acquired	(1,948)	(75)
Purchases of other investments	(86)	(71)
Other investing activities	128	109
Net cash provided by (used in) investing activities	(4,288)	(152)

Financing Activities
Repurchase of class A common stock	(11,589)	(8,676)
Repayments of debt	(1,000)	(3,000)
Dividends paid	(3,203)	(2,798)
Proceeds from issuance of senior notes	3,218	—
Cash proceeds from issuance of class A common stock under equity plans	196	208
Restricted stock and performance-based shares settled in cash for taxes	(120)	(144)
Other financing activities	(198)	—
Net cash provided by (used in) financing activities	(12,696)	(14,410)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(1,287)	(37)
Increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	578	628

Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of year	19,799	19,171
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of year	$20,377	$19,799

Supplemental Disclosure
Cash paid for income taxes, net	$3,741	$3,012
Interest payments on debt	$607	$643
Accruals related to purchases of property, equipment and technology	$56	$41

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Visa Inc. Quarterly Results of Operations (unaudited)

	Fiscal 2022 Quarter Ended				Fiscal 2021 Quarter Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
	(in millions)
Net revenues	$7,787	$7,275	$7,189	$7,059	$6,559

Operating Expenses
Personnel	1,356	1,283	1,226	1,125	1,047
Marketing	429	313	314	280	457
Network and processing	185	178	190	190	192
Professional fees	163	117	125	100	130
Depreciation and amortization	226	230	207	198	202
General and administrative	338	289	325	242	215
Litigation provision	3	717	—	148	1
Total operating expenses	2,700	3,127	2,387	2,283	2,244

Operating income	5,087	4,148	4,802	4,776	4,315

Non-operating Income (Expense)
Interest expense	(159)	(111)	(134)	(134)	(125)
Investment income (expense) and other	(60)	(208)	(126)	255	108
Total non-operating income (expense)	(219)	(319)	(260)	121	(17)

Income before income taxes	4,868	3,829	4,542	4,897	4,298
Income tax provision	928	418	895	938	714
Net income	$3,940	$3,411	$3,647	$3,959	$3,584

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Visa Inc. Reconciliation of GAAP to Non-GAAP Financial Results (unaudited)

We use non-GAAP financial measures of our performance which exclude certain items which we believe are not representative of our continuing operations, as they may be non-recurring or have no cash impact, and may distort our longer-term operating trends. We consider non-GAAP measures useful to investors because they provide greater transparency into management’s view and assessment of our ongoing operating performance.

•Gains and losses on equity investments. Gains and losses on equity investments include periodic non-cash fair value adjustments and gains and losses upon sale of an investment. These long-term investments are strategic in nature and are primarily private company investments. Gains and losses and the related tax impacts associated with these investments are tied to the performance of the companies that we invest in and therefore do not correlate to the underlying performance of our business.

•Amortization of acquired intangible assets. Amortization of acquired intangible assets consists of amortization of intangible assets such as developed technology, customer relationships and brands acquired in connection with business combinations executed beginning in fiscal 2019. Amortization charges for our acquired intangible assets are non-cash and are significantly affected by the timing, frequency and size of our acquisitions, rather than our core operations. As such, we have excluded this amount and the related tax impact to facilitate an evaluation of our current operating performance and comparison to our past operating performance.

•Acquisition-related costs. Acquisition-related costs consist primarily of one-time transaction and integration costs associated with our business combinations. These costs include professional fees, technology integration fees, restructuring activities and other direct costs related to the purchase and integration of acquired entities. These costs also include retention equity and deferred equity compensation when they are agreed upon as part of the purchase price of the transaction but are required to be recognized as expense post-combination. We have excluded these amounts and the related tax impacts as the expenses are recognized for a limited duration and do not reflect the underlying performance of our business.

•Litigation provision. During the twelve months ended September 30, 2022, we recorded additional accruals to address claims associated with the interchange multidistrict litigation of $861 million and related tax benefit of $191 million, determined by applying applicable tax rates. Under the U.S. retrospective responsibility plan, we recover the monetary liabilities related to the U.S. covered litigation through a downward adjustment to the rate at which shares of our class B common stock convert into shares of class A common stock.

•Russia-Ukraine charges. During the twelve months ended September 30, 2022, we recorded a loss within general and administrative expense of $35 million from the deconsolidation of our Russian subsidiary. We also incurred charges of $25 million in personnel expense as a result of steps taken to support our employees in Russia and Ukraine. We have excluded these amounts and the related tax benefit of $4 million, determined by applying applicable tax rates, as they are one-time charges and do not reflect the underlying performance of our business.

•Remeasurement of deferred tax balances. During the twelve months ended September 30, 2021, in connection with the UK enacted legislation on June 10, 2021 that increases the tax rate from 19% to 25%, effective April 1, 2023, we remeasured our UK deferred tax liabilities, resulting in the recognition of a non-recurring, non-cash income tax expense of $1.0 billion.

•Indirect taxes. During the twelve months ended September 30, 2021, we recognized a one-time charge within general and administrative expense of $152 million, and related tax benefit of $40 million, determined by applying applicable tax rates. This charge is to record our estimate of probable additional indirect taxes, related to prior periods, for which we could be liable as a result of certain changes in applicable law. This one-time charge is not representative of our ongoing operations.

Our results are denominated in U.S. dollars and are calculated each quarter by applying an established U.S. dollar/foreign currency exchange rate for each local currency. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring financial performance, we report year-over-year growth using a fixed current year U.S. dollar/foreign currency exchange rate for the current and prior year periods ("constant-dollar basis").

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Visa Inc. Reconciliation of GAAP to Non-GAAP Financial Results (unaudited) - continued

Non-GAAP operating expenses, non-operating income (expense), income tax provision, effective income tax rate, net income and diluted earnings per share should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with U.S. GAAP. The following tables reconcile our as-reported financial measures, calculated in accordance with U.S. GAAP, to our respective non-GAAP financial measures:

	Three Months Ended September 30, 2022
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
	(in millions, except percentages and per share data)
As reported	$2,700	$(219)	$928	19.1%	$3,940	$1.86
(Gains) losses on equity investments, net	—	122	27		95	0.04
Amortization of acquired intangible assets	(43)	—	9		34	0.02
Acquisition-related costs	(25)	—	3		22	0.01
Non-GAAP	$2,632	$(97)	$967	19.1%	$4,091	$1.93

	Twelve Months Ended September 30, 2022
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
	(in millions, except percentages and per share data)
As reported	$10,497	$(677)	$3,179	17.5%	$14,957	$7.00
(Gains) losses on equity investments, net	—	264	67		197	0.09
Amortization of acquired intangible assets	(120)	—	26		94	0.04
Acquisition-related costs	(69)	—	9		60	0.03
Litigation provision	(861)	—	191		670	0.31
Russia-Ukraine charges	(60)	—	4		56	0.03
Non-GAAP	$9,387	$(413)	$3,476	17.8%	$16,034	$7.50

	Three Months Ended September 30, 2021
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
	(in millions, except percentages and per share data)
As reported	$2,244	$(17)	$714	16.6%	$3,584	$1.65
(Gains) losses on equity investments, net	—	(101)	(21)		(80)	(0.04)
Amortization of acquired intangible assets	(13)	—	3		10	—
Acquisition-related costs	(8)	—	1		7	—
Non-GAAP	$2,223	$(118)	$697	16.5%	$3,521	$1.62

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Visa Inc. Reconciliation of GAAP to Non-GAAP Financial Results (unaudited) - continued

	Twelve Months Ended September 30, 2021
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
	(in millions, except percentages and per share data)
As reported	$8,301	$259	$3,752	23.4%	$12,311	$5.63
(Gains) losses on equity investments, net	—	(712)	(159)		(553)	(0.25)
Amortization of acquired intangible assets	(51)	—	12		39	0.02
Acquisition-related costs	(21)	—	4		17	0.01
Remeasurement of deferred tax balances	—	—	(1,007)		1,007	0.46
Indirect taxes	(152)	—	40		112	0.05
Non-GAAP	$8,077	$(453)	$2,642	17.0%	$12,933	$5.91

(1)Figures in the table may not recalculate exactly due to rounding. Effective income tax rate, diluted earnings per share and their respective totals are calculated based on unrounded numbers.

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